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Exhibit 3.6

CERTIFICATE OF FORMATION
OF
MIDSTATES PETROLEUM COMPANY LLC

1.
The name of the limited liability company is Midstates Petroleum Company LLC (the "Company").

2.
The registered office of the Company in the State of Delaware is located at 615 South Dupont Highway, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

3.
The name and address of the organizer of the Company is as follows:

Name	Address
Stephen McDaniel	2500 Tanglewilde, Suite 300 Houston, Texas 77063

        THE UNDERSIGNED, being the organizer hereinbefore named, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, does hereby make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has hereunto set his hand this 13th day of August, 2008.

/s/ STEPHEN J. MCDANIEL Stephen McDaniel, Organizer

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  Exhibit 3.6
CERTIFICATE OF FORMATION OF MIDSTATES PETROLEUM COMPANY LLC